Exhibit 16.1

Plante & Moran, PLLC
Suite 600
8181 E. Tufts Avenue
Denver, CO 80237
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

June 13, 2022

Securities and Exchange

Commission 100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read Item 4.01 included in the Form 8-K of Zynex, Inc. filed with the Securities and Exchange Commission regarding its change in auditors. We agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very Truly Yours,

Plante & Moran, PLLC